Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

ICOS Corporation:

We consent to the incorporation by reference in the registration statements (No. 333-63790) on Form S-3 and (Nos. 333-08485, 333-78315, 333-72564, 333-98071 and 333-127236) on Form S-8 of ICOS Corporation of our reports dated March 1, 2006, with respect to the consolidated balance sheets of ICOS Corporation and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders’ equity (deficit) and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2005, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 annual report on Form 10-K of ICOS Corporation.

/s/ KPMG LLP

Seattle, Washington

March 1, 2006